Exhibit 21.0

SUBSIDIARIES OF

ICF INTERNATIONAL, INC.

NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
ICF Consulting Group, Inc.	Delaware
ICF Consulting Pty. Ltd.	Australia
ICF Consultoria do Brasil, Ltda.	Brazil
ICF Consulting Canada, Inc.	Canada

ICF Emergency Management Services, L.L.C.	Delaware
ICF Incorporated, L.L.C.	Delaware
(d/b/a ICF (Delaware), L.L.C. in Arizona)
(d/b/a ICF Consulting, L.L.C. in California)
(d/b/a ICF Incorporated, L.L.C. of Louisiana)
(d/b/a ICF, L.L.C. in Michigan)
(d/b/a ICF Minnesota, L.L.C. in Minnesota)
(d/b/a ICF (Delaware), L.L.C. in Missouri)
(d/b/a ICF Delaware in New York)
(d/b/a ICF Ohio, L.L.C. in Ohio)
(d/b/a ICF PA, L.L.C. in Pennsylvania)
(d/b/a ICF, L.L.C. in Texas)
(d/b/a ICF, L.L.C. in Virginia)
(dba ICF Incorporated, LLC in Afghanistan)
ICF Resources, L.L.C.	Delaware
ICF Consulting India Private, Limited.	India
ICF Consulting Limited	U.K.
ICF Z-Tech, Inc.	Maryland
ICF SH&E, Inc.	Delaware
ICF SH&E Limited	U.K.
(d/b/a ICF SH&E Limited (Singapore Branch) in Singapore)
ICF Jones & Stokes, Inc.	Delaware
ICF International Consulting (Beijing) Company, Ltd.	China
ICF Jacob & Sundstrom, Inc.	Maryland
ICF Macro, Inc.	Delaware
(dba ICF Macro, Inc. in Ghana)	Ghana
(dba ICF Macro, Inc. in Kenya)	Kenya
(dba ICF Macro Inc. in Democratic Republic of the Congo)	Democratic Republic of the Congo
(d/b/a ICF Macro Inc. Succursale Mali in Mali)	Mali
(d/b/a ICF Macro Inc. in South Africa)	South Africa
(dba ICF Macro, Inc. in Thailand)	Thailand
GHK Holdings Ltd.	U.K.
ICF Consulting Services, Limited. (f/k/a GHK Consulting Limited.)	U.K.
(d/b/a GHK Consulting Limited, Philippine Branch in the Philippines)
ICF Consulting Services Hong Kong Limited. (f/k/a GHKHong Kong) Limited.	Hong Kong
ICF Consulting Services, India Private, Limited. (f/k/a GHK Development Consultants India Private, Limited.)	India
GHK International Limited.	U.K

Olson + Co., Inc. (d/b/a ICF Olson, Inc. in California) (d/b/a ICF Olson in New Hampshire) Bonfire Partners, L.L.C. Olson Canada, Inc. PulsePoint Group, LLC ICF, SA Mostra, SA	Minnesota Minnesota Ontario, Canada Texas Belgium Belgium